Front Side of Proxy

NFINANSE INC. ANNUAL MEETING MAY 25, 2011

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Raymond P. Springer, with power to appoint his substitute, as proxy of the undersigned and authorizes him to represent and vote, as designated below, all the shares of Common Stock of nFinanSe Inc. that the undersigned would be entitled to vote if personally present, and to act for the undersigned at the annual meeting to be held on May 25, 2011, or any adjournment or postponement thereof.

This proxy will be voted in the manner directed herein and in accordance with the accompanying Proxy Statement.  Receipt of the Proxy Statement is hereby acknowledged.  If no direction is made, this proxy will be voted FOR Proposals 1, 2, 3, 4 and 5, which are being proposed by the Board of Directors of nFinanSe Inc.

The Board of Directors recommends that you vote FOR the approval of Proposals 1, 2, 3, 4, and 5.

(TO BE SIGNED ON THE REVERSE SIDE)

Back Side of Proxy

PLEASE MARK, DATE AND SIGN THIS PROXY

1.
To consider the election of three (3) directors to Company’s Board of Directors to hold office until the Company’s next annual meeting of stockholders (Proposal One):

NOMINEES: Jerry R. Welch, Bruce E. Terker and Donald A. Harris

	___ FOR ALL NOMINEES	___ WITHHOLD ALL NOMINEES

WITHHOLD for the following nominees only: (In the space provided below, write in the name of the nominee(s) for whom you wish to WITHHOLD:

2.
To consider and vote upon a proposal to amend nFinanSe Inc.'s Articles of Incorporation to increase the authorized shares of nFinanSe Inc.'s common stock, par value $0.001, from 200,000,000  to 250,000,000 (Proposal Two)

	___ FOR	___ AGAINST	___ ABSTAIN

3.
To consider and vote upon a proposal to amend  nFinanSe Inc.’s Articles of Incorporation to increase the number of shares of nFinanSe Inc.’s “blank check” Preferred Stock, par value $0.001, from 25,000,000 to 35,000,000 (Proposal Three)

	___ FOR	___ AGAINST	___ ABSTAIN

4
To consider the approval of the amendments to the 2007 Omnibus Equity Compensation Plan to increase by 7,000,000 shares the number of shares of Common Stock authorized for issuance and transfer under the 2007 Omnibus Equity Compensation Plan and to increase the maximum aggregate number of shares of common stock that shall be subject to grants under the 2007 Omnibus Equity Compensation Plan to any individual during 2011 to 3,000,000 shares (Proposal Four)

	___ FOR	___ AGAINST	___ ABSTAIN

5.
To consider the ratification of the appointment of Baumann, Raymondo & Company, P.A. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011 (Proposal Five).

	___ FOR	___ AGAINST	___ ABSTAIN

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder.  The signature must be that of the stockholder himself, herself or itself. If shares are held jointly, each stockholder named should sign. If the signer is a corporation, please sign the full corporate name by duly authorized officer. If the signer is a partnership, please sign the full partnership name by authorized person. Executors, administrators, trustees, guardians, attorneys-in-fact, etc., should so indicate when signing.

Dated:_______________, 2011	(IMPORTANT: Please insert date.)

INDIVIDUAL OR JOINT HOLDER:		CORPORATE OR PARTNERSHIP HOLDER:

Signature:	__________________________	Company Name:	___________________________

Print Name Here:	__________________________	Signature:	___________________________
		Name:	___________________________
Signature (if jointly held):	__________________________	Title:	___________________________

Print Name Here (if jointly held):	__________________________